Exhibit 10.1

AMENDMENT NO. 1 TO SENIOR SUBORDINATED TERM LOAN AGREEMENT

AMENDMENT NO. 1, dated as of November 14, 2008 (the "Amendment"), to the SENIOR SUBORDINATED TERM LOAN AGREEMENT, dated as of January 30, 2008 (the "Agreement"), between REVLON CONSUMER PRODUCTS CORPORATION (the "Borrower") and MACANDREWS & FORBES HOLDINGS INC. (the "Lender").

WHEREAS, the Borrower and the Lender desire to extend the Maturity Date of the Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Borrower hereby agrees with the Lender as follows:

1. Definitions. All terms used herein which are defined in the Agreement and not otherwise defined herein are used herein as defined therein.

2. Amendment.  In consideration of Borrower's payment to the Lender of a cash extension fee in the amount of 1.5% of the aggregate principal amount outstanding under the Loan on the date hereof, and payable on the date hereof, the definition of "Maturity Date" in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Maturity Date" means the earlier of (i) the date that Revlon, Inc. consummates an issuance, or aggregate issuances, of equity with gross proceeds in the amount of at least $107,000,000 to be used to repay the Loan and (ii) August 1, 2010.

3. Condition to Effectiveness. This Amendment shall become effective on and as of the date first written above.

4. Continued Effectiveness of the Agreement. Except as otherwise expressly provided herein, the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof all references in the Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Agreement.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Governing Laws. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman
Name: Robert K. Kretzman
Title: Executive Vice President, Chief Legal Officer,
General Counsel and Secretary

MACANDREWS & FORBES HOLDINGS INC.

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

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